Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Acquires New York Based Power Engineering Company

Genesys Engineering

ANAHEIM, Calif.— February 29, 2016 — Willdan Group, Inc. (NASDAQ:WLDN) today announced that it has signed a definitive agreement to acquire Genesys Engineering (Genesys), a mechanical and electrical consulting and engineering company located in New York.  Genesys had revenue of approximately $30 million in 2015, and its major customers include universities, hospitals, utilities and private industries located in eastern New York State.  The transaction is expected to close in early March.

“We have frequently partnered with Genesys Engineering on projects and we have first-hand knowledge of their engineering expertise and the unique combination of skills that our two companies offer customers,” commented Tom Brisbin, President and CEO of Willdan.  “In addition to complementary technical skills, Genesys brings to Willdan a new group of long-term university and industrial customers, while Willdan brings to Genesys strong utilities experience and broader national reach.  As America’s power systems evolve toward distributed generation and microgrids, our combined technical solutions should become more valuable.  We welcome all of the employees of Genesys to Willdan.”

The transaction is expected to add more than $30 million of revenue to the remainder of 2016, and is expected to be accretive to 2016 earnings.  As part of the transaction, Willdan has amended its credit facility with its lender, BMO Harris Bank.

About Genesys

Genesys Engineering, P.C. is a power engineering firm that provides planning, design, project management, and commissioning services for the energy and utility infrastructure of major facilities and large building complexes — including large commercial and institutional buildings, commercial and industrial parks, manufacturing facilities, university campuses, hospitals, and military facilities.

www.genesysengineering.net

About Willdan

Willdan provides professional consulting and technical services to utilities, public agencies and private industry throughout the United States.  The Company’s service offerings span a broad set of complementary disciplines that include energy efficiency and sustainability, engineering and planning, financial and economic consulting, and national preparedness.  Willdan provides integrated technical solutions to extend the reach and resources of its clients, and provides all services through its subsidiaries specialized in each segment.

www.willdan.com

Forward Looking Statements

Statements in this press release that are not purely historical, such as statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including expectations relating to the additional revenue to be contributed by Genesys in 2016 and the expectation that the acquisition will be accretive to 2016 earnings. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K filed for the year ended January 2, 2015. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward looking statements in this press release.

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Willdan Contact

Stacy McLaughlin

Chief Financial Officer

Tel: 714-940-6300

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700